Exhibit 10.1(a)†^
[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Sixth Amendment to the Amended and Restated Frontier Airlines, Inc.
Credit Card Affinity Agreement
THIS SIXTH AMENDMENT ("Amendment") TO THE AMENDED AND RESTATED FRONTIER AIRLINES, INC. CREDIT CARD AFFINITY AGREEMENT is made and entered into as of April 27, 2026 by and between Barclays Bank Delaware ("Barclays"), and Frontier Airlines, Inc. ("Frontier").

RECITALS:

WHEREAS, Barclays and Frontier entered into the Amended and Restated Frontier Airlines, Inc. Credit Card Affinity Agreement as of September 15, 2020 ("Original Agreement");

WHEREAS, Barclays and Frontier entered into that First Amendment to the Original Agreement as of June 29, 2021 ("First Amendment"), that Second Amendment to the Original Agreement as of May 23, 2023 ("Second Amendment"), that Third Amendment to the Original Agreement as of September 6, 2024 ("Third Amendment"), that Fourth Amendment to the Original Agreement as of September 25, 2024 ("Fourth Amendment"), and that Fifth Amendment to the Original Agreement as of December 23, 2025 ("Fifth Amendment" and together with the Original Agreement, First Amendment, Second Amendment, Third Amendment, and Fourth Amendment, the "Agreement"); and

WHEREAS, Barclays and Frontier desire to amend the Agreement to provide for the launch of a new Entry Consumer Card (as defined below) that will be known as the Frontier Access World Mastercard.

NOW THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Amendment to Section 1 (Definitions). Section 1 of the Agreement is hereby amended by adding the following defined terms in alphabetical order:

“Entry Consumer Account” means an Account that is opened in response to an application from an Entry Consumer Card Applicant and used for a purchase, balance transfer or cash advance.

“Entry Consumer Card” means the Barclays Product offered and having the applicable terms and benefits set forth in Schedule C that will be known as the Frontier Access World Mastercard, which shall be offered only to Entry Consumer Card Applicants.

“Entry Consumer Card Applicant” means an applicant for a Barclays Product whose risk, based on FICO score, credit bureau reports, and such other information reviewed by Barclays in the application process, requires a higher APR and other pricing terms than those offered by Barclays to Near Prime Applicants. Applicants who meet the Prime Applicant Criteria or Near Prime Applicant Criteria shall not be approved or accepted for, or issued, an Entry Consumer Card.
2.Amendment to Section 4 (Issuance and Servicing of Barclays Products).

(a)The following language is hereby added to Section 4 of the Agreement:

(e) The Parties agree to launch a new Entry Consumer Card with a target launch date of April 28, 2026, for the Frontier partner site banner channel and June 1, 2026, for all remaining channels (together, the “Target Launch Date(s)”) unless otherwise mutually agreed by the Parties. The Parties agree to use commercially reasonable efforts to achieve the Target Launch Dates, which are subject to each Party’s performance of its obligations with respect to the launch of the Entry Consumer Card in accordance with this Amendment and the technology and integration commitments, functionalities and milestones as mutually agreed by the Parties. In the event of any anticipated delay to the Target Launch Dates, the Parties will use commercially reasonable efforts to promptly cure the cause of such delay. The failure of the Parties to commence the offering and issuance of the Entry Consumer Card on the Target Launch Dates shall not constitute a breach of this Agreement by either Party.

The Joint Marketing Committee shall review concerns related to Barclays’ issuing policies and credit practices as set forth in Section 4(b) of the Agreement solely as they relate to the Entry Consumer Card upon the request of either Party (with all decisions concerning creditworthiness of any Frontier Member remaining in the sole discretion of Barclays). No sooner than [***] following the launch of the Entry Consumer Card, if the Joint Marketing Committee cannot resolve such concerns in a manner satisfactory to the Parties following good faith negotiations, either Party may elect to suspend offering the Entry Consumer Card product upon [***] prior written notice.

Barclays shall underwrite and assign applicants to the applicable Barclays Product pursuant to the terms of this Agreement, and shall not intentionally or systematically divert applicants who satisfy the Prime Applicant Criteria or Near Prime Applicant Criteria to the Entry Consumer Card.

(b)The last three (3) sentences of Section 4(b) of the Agreement are hereby deleted in their entirety and replaced with the following:

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3.Amendment to Section 5 (Fees).

(a)Section 5(a)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

New Account Premiums: For Accounts opened hereunder, other than Accounts for which the Marketing Premium is paid, a New Account Premium of [***] for each annual fee Account, including Entry Consumer Accounts, and [***] for each no annual fee Account opened hereunder.

(b)Section 5(a)(ii) of the Agreement is hereby amended to add the following language at the end of the first sentence:

For the avoidance of doubt, the Renewal Premium for Entry Consumer Accounts, which are issued with an annual fee of [***], shall be [***].

(c)Section 5(a)(iii) of the Agreement is hereby deleted in its entirety and replaced with the following:

Marketing Premiums: Beginning on January 1, 2021, through the remainder of the Term, for each Prime Account generated as a result of the Added Earnings Program, a Marketing Premium of [***] on first use, for each Near Prime Account generated as a result of the Added Earnings Program, a Marketing Premium of
[***] on first use, and for each Entry Consumer Account generated as a result of the Added Earnings Program, a Marketing Premium of [***] on first use.

(d)Section 5(b)(i)(D) of the Agreement is hereby amended to add the following language at the end of the last sentence:

With respect to no annual fee Accounts, Entry Consumer Accounts, and/or to the extent Frontier does not implement the waiver of the first and second checked baggage fees (or provide an equivalent airline benefit as agreed by the Joint Marketing Committee) or subsequently discontinues such waiver, the total cost for each Purchase Mile shall be [***].

4.Amendment to Section 14 (Reports and Records). Section 14(a)(7) is hereby amended to add the following language at the end of the last sentence:
For the avoidance of doubt, Entry Consumer Accounts shall not be considered in determining the Prime Account Baseline.
5.Amendment to Schedule C (Products).
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6.All other terms and conditions of the Agreement shall remain in effect except as expressly modified herein or in another writing signed by both parties. Capitalized terms shall have the same meanings set forth in the Agreement.

7.This Amendment shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within the State of Delaware.

8.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Intending to be legally bound, the parties have executed this Amendment effective as of the date set forth above.

BARCLAYS BANK DELAWARE /s/ Tim Mills (Signature) Managing Director (Title) 04/22/2026 (Date)	FRONTIER AIRLINES, INC. /s/ Howard Diamond (Signature) EVP, Legal (Title) 04/27/2026 (Date)